UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

***  Exercise Your Right to Vote  ***

Important Notice Regarding the Availability of Consent Materials

for the Consent Solicitation Expiring on September 8, 2015

AMERICA FIRST MULTIFAMILY

INVESTORS, L.P.

Consent Solicitation Information

Expiration Date and Time: September 8, 2015, 11:59 p.m., EDT

For holders as of:                 July 17, 2015

No meeting will be held in connection with this consent solicitation

You are receiving this communication because you hold beneficial unit certificates (“units”) in the company named above.

This is not a ballot. You cannot use this notice to vote these units. This communication presents only an overview of the more complete consent materials that are available to you on the Internet. You may view the consent materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the consent materials before voting.

See the reverse side of this notice to obtain consent materials and voting instructions.

—  Before You Vote  —

How to Access the Consent Materials

Consent Materials Available to VIEW or RECEIVE:

CONSENT SOLICITATION STATEMENT          NOTICE OF CONSENT SOLICITATION            CONSENT FORM AMERICA FIRST MULTIFAMILY INVESTORS, L.P.’S 2014 ANNUAL REPORT ON FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 21, 2015 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a consent form.

Voting Items
The Board of Managers of The Burlington Capital Group LLC, the general partner of the General Partner of America First Multifamily Investors, L.P. (the “Partnership”), recommends you vote FOR the following proposals:

1.	To consider and vote upon seven proposals, which, if approved, will amend and restate the Agreement of Limited Partnership of the Partnership. Such proposals are as follows:

1A.	LP Agreement Amendment Proposal 1A

Amendments relating to the revision of the definition of “Tax-Exempt Investments,” and providing the General Partner with express authority to acquire, hold, and invest in securities on behalf of the Partnership other than mortgage investments and tax-exempt investments, including investments that would be taxable for federal income tax purposes, and to make loans to unaffiliated third parties which are fully-secured by real estate.

1B.	LP Agreement Amendment Proposal 1B

Amendments relating to providing the General Partner the express authority to engage in a Unit split or similar transaction, issue Partnership securities in one or more classes or series, issue options, warrants, rights, and other equity instruments relating to Units under employee benefit plans and executive compensation plans, and engage in spin-offs and similar transactions.

1C.	LP Agreement Amendment Proposal 1C

Amendments relating to revising the Partnership’s purpose statement, removing certain automatic dissolution provisions, and expanding the ability of the General Partner to amend the Limited Partnership Agreement and Certificate of Limited Partnership without Unitholder approval.

1D.	LP Agreement Amendment Proposal 1D

Amendment relating to deleting the automatic expiration date of the Partnership and making the term of the Partnership continue indefinitely.

1E.	LP Agreement Amendment Proposal 1E

Amendments relating to revising a number of provisions to remove references to the General Partner owing fiduciary duties to the limited partners and BUC holders.

1F.	LP Agreement Amendment Proposal 1F

Amendments to the Limited Partnership Agreement that are intended to protect the Partnership and its Unitholders from unsolicited acquisition tactics which could be coercive and unfair to Unitholders.

1G.	LP Agreement Amendment Proposal 1G

Amendments relating to clarifying name references to the Partnership, clarifying the fully-paid and non-assessable nature of issued Units, clarifying the General Partner has authority to acquire and hold real property through the foreclosure of a mortgage revenue bond, and making certain other immaterial and ministerial revisions to update and modernize the Limited Partnership Agreement.

2.	To approve and adopt the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan.

Voting Instructions